EXHIBIT 10.6

FIFTH AMENDMENT TO
REVOLVING CREDIT AND TERM LOAN AGREEMENT

THIS FIFTH AMENDMENT TO REVOLVING CREDIT AND TERM LOAN AGREEMENT dated as of April 8, 2004 (this “Amendment”), is entered into by and between CAPITALSOURCE FINANCE LLC, a Delaware limited liability company, in its capacity as administrative agent and collateral agent for the Lenders under the Agreement referenced below (“Agent”), the Lenders party thereto, and GARDENBURGER, INC., an Oregon corporation (“Borrower”).  Capitalized terms used and not otherwise defined herein are used as defined in the Agreement (as defined below).

WHEREAS, the Agent, Lenders and Borrower have entered into that certain Revolving Credit and Term Loan Agreement dated as of January 10, 2002 (as amended, supplemented, modified and/or restated from time to time, the “Agreement”), together with a First Amendment to the Agreement dated as of September 30, 2002, a Second Amendment to the Agreement dated as of December 31, 2002, a Third Amendment to the Agreement dated as of March 31, 2003, and a Fourth Amendment to the Agreement dated as of December 29, 2003;

WHEREAS, Borrower has requested that Agent and Lenders amend certain provisions of the Agreement as provided herein; and

WHEREAS, subject to satisfaction of the conditions set forth herein, Agent and the Lenders are willing to amend the Agreement as provided herein;

NOW, THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.                              Amendments.  As of the Effective Date, the Agreement is amended as follows:

(a)                                  A new Section 6.14 of the Agreement shall be added to the Agreement to read in full as follows:

“6.14                  Financing of Insurance Premiums

In the event that Borrower has entered into any one or more Premium Finance Agreements (as defined in Section 7.2 hereof), Borrower shall (a) make best efforts to ensure that (i) the applicable Premium Finance Lender (as defined in Section 7.2 hereof) is required to provide Agent with at least the same advance notice (within the same time period) as is required to be provided to Borrower, prior to effecting the cancellation of any of Borrower’s insurance policies or Premium Finance Agreements (and such notice shall specify the nature of any Premium Finance Default (as defined below) and all actions necessary to avoid such cancellation and cure such Premium Finance Default), (ii) Agent has the right (but not the obligation) to cure (and such Premium Finance Lender agrees to accept payment in furtherance of such cure from Agent) any nonpayment or any other default or event of default under such Premium Finance Agreement (any of the foregoing, a “Premium Finance Default”), (iii) the applicable Premium Finance Lender is required to provide Agent with at least the same advance notice (within the same time period) as is required to be provided to Borrower of any assignment by such Premium Finance Lender of its rights and/or obligations under the Premium Finance Agreement to any other Person (and no such assignment shall be permitted unless such assignee agrees to be subject to the provisions of the Premium Finance Agreement, including without limitation the provisions set forth in this Section 6.14); and (iv) Agent has third party beneficiary rights under the Premium Finance Agreement; (b) inform Agent in writing, no later than twenty-four (24) hours after Borrower’s receipt of notice of a Premium Finance Default; and (c) promptly provide Agent with a true and accurate, fully executed copy of each such Premium Finance Agreement (and any amendments thereto, on an ongoing basis).  Notwithstanding any of the foregoing, however, none of this Section 6.14 (other than Section 6.14(b) and (c)) shall apply to any Premium Finance Agreement which applies solely to directors’ & officers’ insurance. ”

(b)                                 Section 7.2 of the Agreement shall be and hereby is amended to include a new subclause (f) and as such is amended and restated and replaced in its entirety to read in full as follows:

“7.2     Indebtedness

Borrower shall not create, incur, assume or suffer to exist any Indebtedness, except the following (collectively, “Permitted Indebtedness”): (a) Indebtedness under the Loan Documents, (b) any Indebtedness set forth on Schedule 7.2; (c) Capitalized Lease Obligations incurred after the Closing Date and Indebtedness incurred pursuant to purchase money Liens permitted by Section 7.3(e); provided, that the aggregate amount thereof outstanding at any time shall not exceed $100,000, (d) accounts payable to trade creditors and current accrued operating expenses (other than for borrowed money) which are not aged more than 120 calendar days from the billing date or more than 30 days from the due date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being contested in good faith and by appropriate and lawful proceedings and such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by Borrower’s independent accountants shall have been reserved; (e) borrowings incurred in the ordinary course of business and not exceeding $50,000 individually or in the aggregate outstanding at any one time; provided, however, that the Indebtedness described in (e) above shall be on an unsecured basis, subordinated in right of repayment and remedies to all of the Obligations and to all of Agent’s and Lenders’ rights, Liens and remedies and in form and substance satisfactory to Agent; and (f) any Indebtedness owing to any premium finance company (each, a “Premium Finance Lender”) pursuant to any agreement or arrangement (each, a “Premium Finance Agreement”) between any such entity and Borrower which provides for the financing of Borrower’s insurance premiums; provided, however, that (X) the Indebtedness described in (f) above, if secured by a Lien, shall be otherwise permitted under Section 7.3(i) below, (Y) the Indebtedness shall otherwise be in accordance with Section 6.14 hereof, and (Z) such Indebtedness shall not at any time exceed $700,000.00 in the aggregate.  Borrower shall not make prepayments on any existing or future Indebtedness to any Person other than to Agent, for the benefit of Lenders, or to the extent specifically permitted by this Agreement or any subsequent agreement between Borrower, Agent and Lenders.  ”

(c)                                  Section 7.3 of the Agreement shall be and hereby is amended to include a new subclause (i) and as such is amended and restated and replaced in its entirety to read in full as follows:

“7.3     Liens

Borrower shall not create, incur, assume or suffer to exist any Lien upon, in or against, or pledge of, any of the Collateral or any of its properties or assets or any of its shares, securities or other equity or ownership or partnership interests, whether now owned or hereafter acquired, except the following (collectively, “Permitted Liens”): (a) Liens under the Loan Documents or otherwise arising in favor of Agent, for the benefit of itself and Lenders, (b) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained by such Person in accordance with GAAP to the satisfaction of Agent in its Permitted Discretion, (c) (i) statutory Liens of landlords (provided that any such landlord has executed a Landlord Waiver and Consent in form and substance satisfactory to Agent) and of carriers, warehousemen, mechanics, materialmen, and (ii) other Liens imposed by law or that arise by operation of law in the ordinary course of business from the date of creation thereof, in each case only for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained by such Person in accordance with GAAP to the satisfaction of Agent in its Permitted Discretion, (d) Liens incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers’ compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations, (e) purchase money Liens securing Indebtedness permitted under Section 7.2(c), (f) Liens necessary and desirable for the operation of such Person’s business; provided, that Agent has consented to such Liens in writing before their creation and existence and the priority of such Liens and the debt secured thereby are both subject and subordinate in all respects to the Liens securing the Collateral and to the Obligations and all of the rights and remedies of Agent and each Lender, all in form and substance satisfactory to Agent in its sole discretion; (g) Liens shown on the title policy or survey covering the Leasehold Property and approved by Agent in its sole discretion; (h) Liens disclosed on Schedule 7.3; and (i) Liens securing Indebtedness permitted under Section 7.2(f) shall be limited to the extent of any unearned premiums and loss payments which will reduce the unearned premiums on such policies. ”

(d)                                 The following definitions are hereby added to Appendix A to the Agreement in alphabetical order:

“Premium Finance Agreement” shall have the meaning set forth in Section 7.2(f) hereof.

“Premium Finance Default” shall have the meaning set forth in Section 6.14 hereof.

“Premium Finance Lender” shall have the meaning set forth in Section 7.2(f) hereof.

SECTION 2.                              Conditions.  This Amendment shall be effective upon the satisfaction of the following conditions precedent (the “Effective Date”):  (a) the representations and warranties contained herein and in all other Loan Documents shall be true and correct in all material respects as of the date hereof, except for such representations and warranties limited by their terms to a specific date; (b) no Default or Event of Default shall be in existence as of the date hereof; (c) Borrower shall have delivered to the Agent an executed original copy of this Amendment and each other agreement, document or instrument reasonably requested by the Agent in connection with this Amendment; (d) Borrower shall have delivered to Agent a certificate of the corporate secretary or assistant secretary of Borrower dated as of the date of this Amendment, as to the incumbency and signature of the Persons executing this Amendment on behalf of Borrower, in form and substance acceptable to Agent; and (e) all proceedings taken in connection with the transactions contemplated by this Amendment and all documentation and other legal matters incident thereto shall be satisfactory to the Agent.

SECTION 3.                              Agreement in Full Force and Effect as Amended.  Except as specifically amended hereby, the Agreement and other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed as so amended.  Except as expressly set forth herein, this Amendment shall not be deemed to be a waiver, amendment or modification of any provisions of the Agreement or any other Loan Document or any right, power or remedy of Agent or Lenders, or constitute a waiver of any provision of the Agreement or any other Loan Document, or any other document, instrument and/or agreement executed or delivered in connection therewith or of any Default or Event of Default under any of the foregoing, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder.  This Amendment also shall not preclude the future exercise of any right, remedy, power, or privilege available to Agent and/or Lenders whether under the Agreement, the other Loan Documents, at law or otherwise.  All references to the Agreement shall be deemed to mean the Agreement as modified hereby.  This Amendment shall not constitute a novation or satisfaction and accord of the Agreement and/or other Loan Documents, but shall constitute an amendment thereof.  The parties hereto agree to be bound by the terms and conditions of the Agreement and Loan Documents as amended by this Amendment, as though such terms and conditions were set forth herein.  Each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Agreement as amended by this Amendment, and each reference herein or in any other Loan Documents to the “Loan Agreement” or “Credit Agreement” shall mean and be a reference to the Agreement as amended and modified by this Amendment.

SECTION 4.                              Representations.  Borrower hereby represents and warrants to Agent and Lenders as follows:  (i) it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the execution, delivery and performance by it of this Amendment and all other Loan Documents executed and/or delivered in connection herewith are within its powers, have been duly authorized, and do not contravene (A) its articles of organization, operating agreement, or other organizational documents, or (B) any applicable law; (iii) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any Governmental Authority or other Person, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment or any other Loan Documents executed and/or delivered in connection herewith by or against it; (iv) this Amendment and all other Loan Documents executed and/or delivered in connection herewith has been duly executed and delivered by it; (v) this Amendment and all other Loan Documents executed and/or delivered in connection herewith constitute its legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; (vi) after giving effect to this Amendment, it is not in default under the Loan Documents and no Default or Event of Default exists, has occurred and is continuing or would result by the execution, delivery or performance of this Amendment; and (vii) the representations and warranties contained in the Loan Documents are true and correct in all material respects as of the date hereof as if made on the date hereof, except for such representations and warranties limited by their terms to a specific date.

SECTION 5.                              Miscellaneous.

(a)                                  This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.  Each party agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party.  The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof or thereof.  Whenever the context and construction so require, all words herein in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

(b)                                 This Amendment may not be changed, amended, restated, waived, supplemented, discharged, canceled, terminated or otherwise modified orally or by any course of dealing or in any manner other than as provided in the Agreement.  This Amendment shall be considered part of the Agreement and shall be a Loan Document for all purposes under the Agreement and other Loan Documents.

(c)                                  This Amendment, the Agreement and the Loan Documents constitute the final, entire agreement and understanding between the parties with respect to the subject matter hereof and thereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties, and shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto and thereto.  There are no unwritten oral agreements between the parties with respect to the subject matter hereof and thereof.

(d)                                 THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE AGREEMENT AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS OF THE AGREEMENT.

(e)                                  Borrower may not assign, delegate or transfer this Amendment or any of its rights or obligations hereunder.  No rights are intended to be created under this Amendment for the benefit of any third party donee, creditor or incidental beneficiary of Borrower or any Guarantor.  Nothing contained in this Amendment shall be construed as a delegation to Agent or Lenders of Borrower’s or any Guarantor’s duty of performance, including, without limitation, any duties under any account or contract in which Agent has or Lenders have a security interest or Lien.  This Amendment shall be binding upon the Borrower and its respective successors and assigns.

(f)                                    The Borrower shall pay all costs and expenses incurred by Agent and Lenders or any of their affiliates in connection with entering into, negotiating, preparing, reviewing and executing this Amendment and the documents, agreements and instruments contemplated hereby and all related agreements, documents and instruments, and all of the same shall be part of the Obligations.

(g)                                 Borrower hereby (i) agrees that this Amendment shall not limit or diminish the obligations of Borrower under the Loan Documents, (ii) reaffirms its obligations under each of the Loan Documents to which it is a party, and (iii) agrees that each of such Loan Documents remains in full force and effect and is hereby ratified and confirmed.

(h)                                 All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment and no investigation by Agent or Lenders shall affect such representations or warranties or the right of Agent or Lenders to rely upon them.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Fifth Amendment to Revolving Credit and Term Loan Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

LENDER/AGENT:		BORROWER:

CAPITALSOURCE FINANCE LLC		GARDENBURGER, INC.

By:	/s/Joseph Turitz	By:	/s/ Robert T. Trebing, Jr.
Name:	Joseph Turitz	Name:	Robert T. Trebing, Jr.
Title:	General Counsel	Title:	Senior Vice President and Chief
Financial Officer